UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2014

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

United States	0-51093	22-3803741
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On July 1, 2014, Kearny Financial Corp. (the “Company”) announced that, on June 30, 2014, the Company’s wholly owned subsidiary, Kearny Federal Savings Bank, completed its acquisition of Atlas Bank, a federally chartered mutual savings bank headquartered in Brooklyn, New York.

As of March 31, 2014, Atlas Bank had $116.2 million in assets and $85.3 million in deposits. As of March 31, 2014, Kearny Federal Savings Bank had approximately $3.4 billion in assets and $2.4 billion in deposits. At closing and in connection with the merger transaction, the Company issued 1,044,087 shares of its common stock to Kearny MHC.

A copy of the press release announcing the closing is being filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

                                            Exhibit No.         Description

                                            99.1                    Press Release dated July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kearny Financial Corp.
DATE: July 3, 2014	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer